Exhibit 16.2

November 9, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We have read the revised statements made by Centrack International, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of Centrack International Inc.'s amended Form 8-K dated November 9,
2001. We agree with such statements made regarding our firm.

Sincerely,

/s/ Caruso & Caruso, C.P.A.'s, P.A.
    Caruso & Caruso, C.P.A.'s, P.A.